Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kestra Medical Technologies, Ltd. (the “Registrant”) of our report dated July 17, 2025, relating to the financial statements of the Registrant, which appears in the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

/s/ PricewaterhouseCoopers LLP
Irvine, California
March 17, 2026